AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (“Merger Agreement”) dated as of October 31, 2007 by and between NMMS, LLC, a Delaware limited liability company (“Newco”) and NYFIX MILLENNIUM, L.L.C., a Delaware limited liability company (“Millennium”, together with Newco being sometimes hereinafter collectively referred to as the “Constituent Companies”).

WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) authorizes the merger of one Delaware limited liability company with and into another Delaware limited liability company; and

WHEREAS, Newco is a limited liability company one hundred percent (100%) of the membership interests in which (the “Newco Interests”) are held by NYFIX Broker-Dealer Holdings, LLC (“NYFIX BD”); and

WHEREAS, Millennium is a limited liability company, eighty percent (80%) of the membership interests in which are held by NYFIX BD and the remaining twenty percent (20%) of the membership interests in which are held by other interest holders (collectively, the “Millennium Interests”); and

WHEREAS, the sole member of Newco and members of Millennium holding more than fifty percent (50%) of the current membership interests in Millennium have approved the merger of Newco with and into Millennium (the “Merger”) on the terms and conditions hereinafter set forth, subject to such further approvals and actions as may be required under the law of the State of Delaware; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

The Merger

At the Effective Time in accordance with the provisions of this Merger Agreement and the DLLCA, Newco shall be merged with and into Millennium and Millennium shall be the surviving limited liability company (hereafter sometimes referred to as the “Surviving LLC”) and shall continue its limited liability company existence under the laws of the State of Delaware.  At the Effective Time the separate existence of Newco shall cease.  The holder of Newco Interests at the Effective Time shall be the continuing holder of all Millennium Interests after the Merger.

ARTICLE II

Adoption, Execution and Filing of Merger Agreement

(a)           The Merger shall not become effective until, and shall become effective at, 11:59 p.m. on October 31, 2007; provided that, prior to such time, a certificate of merger shall have been executed and accepted for filing in the office of the Delaware Secretary of State in accordance with the DLLCA specifying such effective time.

(b)           The date and time when the Merger shall become effective as described in Section 2(a) above is referred to as the “Effective Time.”

ARTICLE III

Certificate of Formation; Operating Agreements

At the Effective Time:

(a)           The certificate of formation of Millennium, as in effect immediately prior to the Effective Time, shall be the certificate of formation of the Surviving LLC (the “Certificate of Formation”), and the name of the Surviving LLC shall be “NYFIX Millennium, L.L.C.”

(b)           The operating agreement of Millennium, as in effect immediately prior to the Effective Time, shall be the operating agreement of the Surviving LLC (the “Operating Agreement”) until the Operating Agreement shall thereafter be altered, amended or repealed in accordance with the DLLCA, the Certificate of Formation of the Surviving LLC and the Operating Agreement.

ARTICLE IV

Officers

Each director and officer of Millennium in office at the Effective Time shall continue to be a director or officer of the Surviving LLC and shall hold office from the Effective Time until his or her successor shall have been duly elected and qualified, or as otherwise provided in the Operating Agreement.

ARTICLE V

Manner of Exchanging or Converting Interests

At the Effective Time:

(a)           Conversion of Newco Interests.  At the Effective Time, the Newco Interests  outstanding shall be converted into one hundred percent (100%) of the membership interests in the Surviving LLC.

(b)           Millennium Interests Converted into Right to Receive $72.727 Per Unit.  At the Effective Time, each Millennium Interest that shall be outstanding shall by virtue of the Merger and without further action be deemed cancelled and shall be converted into the right to receive, without interest, Seventy-Two and 727/000 Dollars ($72.727) per Unit of Millennium Interests (the “Merger Consideration”); provided, however, that the holder of Newco Interests shall not receive the Merger Consideration for its Units of Millennium Interests and in lieu thereof NYFIX BD shall receive interests in the Surviving LLC pursuant to Section 5(a) above as consideration for the Merger.

(c)           Surrender of Certificates.  After the Effective Time each holder of an outstanding certificate representing Units of Millennium Interests shall surrender the same to the Surviving Company for cancellation.

ARTICLE VI

Constituent Companies

At the Effective Time, the Surviving LLC shall thereupon and thereafter possess all the properties, assets, rights, patents, trademarks, licenses, registrations, privileges, powers, franchises and immunities of the Constituent Companies.  All debts, liabilities and obligations of the Constituent Companies shall become the debts, liabilities and obligations of the Surviving LLC; all rights of creditors and all liens on any property of the Constituent Companies shall be preserved unimpaired; and all debts, liabilities and obligations of the Constituent Companies shall thereafter attach to the Surviving LLC and may be enforced against the Surviving LLC to the same extent as if said debts, liabilities and obligations had been incurred or contracted by the Surviving LLC.

ARTICLE VII

Termination and Amendment

(a)           Termination.  This Merger Agreement may be terminated and the Merger may be abandoned for any reason at any time prior to the Effective Time by the mutual consent of the sole member of Newco, on the one hand, and the holders of more than fifty percent (50%) of the current Millennium Interests, on the other hand.

(b)           Amendment.  By mutual consent of the sole member of Newco, on the one hand, and the holders of more than fifty percent (50%) of the current Millennium Interests, on the other hand, the Constituent Companies may amend, modify and/or supplement this Merger Agreement; provided, however, that this Merger Agreement may not be so amended, modified, or supplemented except pursuant to an instrument in writing executed and delivered on behalf of the Constituent Companies, which instrument, when so executed and delivered, shall thereupon become a part of this Merger Agreement.

ARTICLE VIII

Miscellaneous

(a)           Counterparts.  This Merger Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(b)           Governing Law.  This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)           Other Actions.  Subject to the other provisions of this Merger Agreement, each of the Constituent Companies agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Merger Agreement.

(d)           Headings.  The headings contained in this Merger Agreement are inserted for convenience of reference only and are not intended to be part of, or affect the meaning or interpretation of, the Merger Agreement.

(e)           Notices.  Any notice, request, instruction or other communication to be given by any party hereto to the other shall be in writing and shall be delivered personally or sent by registered mail, postage prepaid, to such address as such party may designate by written notice to the party giving such notice.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Merger Agreement to be signed in its limited liability company name by an authorized representative of such Constituent Company, all as of the date first above written.

NMMS, LLC

By:	NYFIX BROKER-DEALER HOLDINGS, LLC, its sole member

By:	/s/ Anthony Portelli
Name: Anthony Portelli
Title: Sole Manager

NYFIX MILLENNIUM, L.L.C.

By:	/s/ Steven R. Vigliotti
Name: Steven R. Vigliotti
Title: Chief Financial Officer

[Signature Page for Agreement and Plan of Merger of NNMS, LLC and NYFIX Millennium, LLC dated as of October 31, 2007]